Exhibit 23(d)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 14, 2005, with respect to the financial statements of the TIAA Real Estate Account of Teachers Insurance and Annuity Association of America, included in the Registration Statement (Form S-1 No. 333-141513) and related Prospectus of the TIAA Real Estate Account dated May 1, 2007.

/s/ Ernst & Young LLP

New York, New York
April 26, 2007

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 20, 2005, with respect to the statutory-basis financial statements of Teachers Insurance and Annuity Association of America (“TIAA”), included in the Registration Statement (Form S-1 No. 333-141513) of the TIAA Real Estate Account dated May 1, 2007. Such report expresses our opinion that TIAA’s statutory-basis financial statements present fairly, in all material respects, the financial position of TIAA at December 31, 2004 and 2003, and the results of its operations and its cash flow for each of the three years in the period ended December 31, 2004, in conformity with accounting practices prescribed or permitted by the New York State Insurance Department. Such report also expresses our opinion that TIAA’s statutory-basis financial statements do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of TIAA at December 31, 2004 and 2003, or the results of its operations or its cash flow for each of the three years in the period ended December 31, 2004.

/s/ Ernst & Young LLP

New York , New York
April 25, 2007